  Exhibit 10.1

SANUWAVE HEALTH, INC.

10% CONVERTIBLE PROMISSORY NOTE

$___,000.00	November 3, 2017 Suwanee, Georgia

FOR VALUE RECEIVED, the undersigned, SANUWAVE HEALTH, INC. (the “Company”), promises to pay to the order of ________, or his/her/its registered assigns (the “Holder”), the principal sum of ______ Dollars ($____,000.00), with interest thereon from time to time as provided herein.

1.           Maturity Date; Repayment; Interest. The principal under this Note (“Principal”), together with interest calculated at the rate of ten percent (10%) per annum on the Principal from the date of issuance of the Note until six (6) months after the date of issuance of the Note (the “Interest”), shall be due and payable on the earlier of (i) six (6) months after the date of issuance of the Note (the “Maturity Date”) or (ii) the Prepayment Date (as defined below), provided the Note is not converted in accordance with Section 3 below. The Principal and the Interest shall not be payable or callable under the Note until the earlier of (a) the Maturity Date or (b) the Prepayment Date. No principal or interest shall be payable or callable under this Note until the earlier of (a) the Maturity Date or (b) the Prepayment Date.

2.           Prepayment.  The Company may prepay the Principal and Interest in cash, in whole but not in part, prior to the Maturity Date or the conversion of the Note (the “Prepayment Date”) with twenty (20) days’ written notice to the Holder.

3.
Conversion.

 (a)           Immediately upon issuance until the repayment in full of this Note, in the sole and absolute discretion of the Holder, the Principal and Interest, in whole or in part, shall be convertible at any time into shares of common stock, $0.001 par value, of the Company (“Common Stock”), the number of such shares to be equal to the amount obtained by dividing (i) the amount of the unpaid principal and interest on this Note to be converted, by (ii) $0.11, by submitting to the Company a notice of conversion, a form of which is attached hereto as Annex A (by facsimile or other reasonable means of communications, to the attention of the Chief Financial Officer).

(b)           In the event of any conversion as provided above, the Company shall not issue fractional securities but shall pay the dollar equivalent of any fractional securities that would otherwise be issuable.

(c)           The Company shall not be obligated to issue certificates evidencing the securities issuable upon such conversion unless the Note is either delivered to the Company or the Holder notifies the Company that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such holder of the Note, a certificate or certificates for the securities to which the Holder shall be entitled as the result of a conversion, as mutually agreed to between the Company and the Holder. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

(d)           In the event that any principal of or interest on this Note remains unpaid at any time after payment thereof is due hereunder, the Holder shall retain all rights hereunder until such time as amounts due, including additional accrued interest, have been paid in full. Subject to the foregoing, upon (i) either (x) payment in full by the Company to the Holder of all principal, interest and any other amounts due pursuant to the terms hereof or (y) conversion of this Note in full pursuant to the terms hereof, and (ii) fulfillment by the Company of all its other material obligations hereunder, this Note shall terminate.

4.           Defaults and Remedies.

(a)           In the event the principal is not paid in full within three (3) business days of the due date stipulated above, or any other default occurs, then, from and after such date and until payment in full of the amount due hereunder, interest shall accrue on the outstanding principal balance of this Note at the simple rate equal to eighteen percent (18%) per annum. Time is of the essence of this Note.

(b)           Presentment for payment, demand, protest and notice of demand, dishonor, protest and non-payment and all other notices are hereby waived by the Company. No acceptance of a partial installment, late payment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of any right granted hereunder or by the laws of the State of Georgia; and the Company hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of the Company under this Note, either in whole or in part, unless the Holder agrees otherwise in writing.

(c)           If for any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any action be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

5.           Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, the Company and the Holder waive presentment for payment, demand, protest and notice of dishonor.

6.           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia regardless of conflicts of law principles.

7.           Assignment. The Company shall not assign its rights or obligations under this Note to any third party. Any assignment in breach of the foregoing shall be void and of no force or effect. The Holder may assign his, her, or its rights under this Note as allowed by law.

8.           Amendment/Waiver. No term of this Note may be amended and the observance of any term of this Note may not be waived except with the written consent of the Company and Holder hereof.

IN WITNESS WHEREOF, this Note has been executed by the Company by its duly authorized officer as of the day and year first written above.

SANUWAVE Health, Inc.

By:

Name: ___________________________________

Title: ____________________________________

Annex A

NOTICE OF CONVERSION OF
CONVERTIBLE PROMISSORY NOTE

 (To be Executed by the Registered Holder in Order to Convert the Note)

FROM:                                                                                                                 (“Holder”)

DATE:                                                                                            (the “Conversion Date”)

RE:
Conversion of the Convertible Promissory Note (the “Note”) of SANUWAVE HEALTH, INC. (the “Company”) into shares of Common Stock (defined below)

TO:
SANUWAVE HEALTH, INC.
CHIEF FINANCIAL OFFICER
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
Telephone: (678) 578-0117
Facsimile: (678) 569-0881
Email: lisa.sundstrom@sanuwave.com

The captioned Holder hereby gives notice to the Company, pursuant to Section 3(a) of the Note of SANUWAVE HEALTH, INC., that the Holder elects to convert $________________ of the unpaid principal amount of, and unpaid interest on, the Note into fully paid and non-assessable shares of common stock, $0.001 par value, of the Company (“Common Stock”) as of the Conversion Date specified above.

___________________________________

(Print name of Holder)

By: _______________________________

(Signature of Authorized Person)

___________________________________

(Printed Name and Title)

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